Exhibit (n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 25, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report to Shareholders of the Highland Floating Rate Advantage Fund, which is also incorporated by reference into the Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Boston, Massachusetts
January 6, 2006